STOCK OPTION AGREEMENT
                             ----------------------

                                FOR STOCK OPTIONS
                                 PURSUANT TO THE
                               PARKE BANCORP, INC.
                             2005 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _______ shares of Common Stock of Parke Bancorp, Inc. (the "Company"), which Option are not intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ______________, (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2005 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $______ for each Share, being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (___________, ______).

         2. Exercises  of  Option.   (a)  This   Option  shall   be  immediately
            ---------------------
exercisable on the date of grant.

A. Except as otherwise noted, all such Options granted shall be considered Non-Statutory Stock Options as defined in the Plan.

B. Such options shall be first exercisable as of the Date of Grant and for a period of ten years thereafter during periods of continued service as an employee, director or director emeritus.

C. Except in the event of death or Disability of the option holder or a Change in Control of the Company or the Bank, a minimum of six months must elapse between the Date of Grant and the date of sale of the common stock received upon the exercise of such options.

D. Upon termination of service, absent Disability or death, such options shall cease to be exercisable three months from the date of termination of employment; provided that such awards shall continue to vest and remain exercisable during such period that the recipient remains a director or director emeritus, not to exceed the expiration date of such option term.

E. Upon Disability, all options shall continue to be exercisable for a period not to exceed one year from such date of Disability, not to exceed initial option term.

F. Upon death, all options shall continue to be exercisable by the estate for 2 years from date of death, not to exceed initial option term.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                            (I) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                          (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) Be in  writing  and  delivered  in  person or by
certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, cash or electronic funds transfer. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Notwithstanding the foregoing, such Options may be transferred for estate planning purposes in connection with
Section 6.01(a)(iii) of the Plan.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                          Parke Bancorp, Inc.



Date of Grant:                            By:
                -----------------------       ----------------------------------



Attest:





[SEAL]


OPTIONEE ACKNOWLEDGEMENT



OPTIONEE                                      DATE
                -----------------------             ----------------------------

                    NON-STATUTORY STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                               PARKE BANCORP, INC.
                             2005 STOCK OPTION PLAN



                                                           (Date)

Parke Bancorp, Inc.
601 Delsea Drive
Washington Township, New Jersey 08080


Dear Sir:

         The undersigned elects to exercise the Non-Statutory Stock Option to purchase _____ shares of Common Stock of Parke Bancorp, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith cash, electronic funds transfer and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $             of cash or check
                               -----------
                                            of Common Stock
                               -----------
                              $             Total
                               ===========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
             -------------------------------------------------------------------

         Address
                ----------------------------------------------------------------

         Social Security Number
                               -------------------------------------------------



                                             Very truly yours,